Release Date: November 5, 2025
Southwest Gas Holdings, Inc. Reports Third Quarter 2025 Financial Results,
Southwest Gas 2025 Net Income Expected Toward Top End of Guidance Range
Completed Full Separation of CTRI via Two Final Sell-Downs That Generated ~$879 million of Net Proceeds
Fully Repaid SWX Term Loan and Bank Debt - SWX and SWG S&P Credit Ratings Each Upgraded to BBB+
Regulatory Progress and Cost Management Drive Trailing 12-Month Utility ROE of 8.3%
Year-to-Date Utility Net Income Improved by 11%
LAS VEGAS – November 5, 2025 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas Holdings” or “Company”) today reported results for its third quarter ended September 30, 2025. This earnings press release should be read in conjunction with the Form 10-Q and earnings slides, which are concurrently being posted at www.swgasholdings.com.
“Southwest Gas Holdings delivered higher net income from continuing operations year-over-year, while completing our full separation from Centuri. With our focus now fully on our regulated natural gas business we believe we are well positioned with a strong balance sheet to address the energy needs of our growing, high-demand service territories,” said Karen Haller, President and CEO of Southwest Gas Holdings. “At Southwest Gas, we anticipate regulatory developments in the coming months that will better align investment recovery with the work we’re doing in the communities we serve. We plan to file rate cases in Arizona and Nevada early next year seeking approval for new rates along with requests for alternative forms of ratemaking. Additionally, we expect updated rates to take effect in California this upcoming January,” added Haller.

Summary Financial Results	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share items)	2025	2024	2025	2024
Results of Consolidated Operations
Contribution to net income - natural gas distribution	$5,520	$572	$182,139	$163,991
Contribution to net income - corporate and administrative	(1,345)	(9,799)	(17,136)	(29,849)
Income (loss) from continuing operations, net of taxes	4,175	(9,227)	165,003	134,142
Income (loss) from discontinued operations, net of taxes(1)	266,301	9,516	206,460	(27,783)
Net income attributable to Southwest Gas Holdings	$270,476	$289	$371,463	$106,359
Consolidated earnings per diluted share	$3.74	$—	$5.14	$1.48
Consolidated earnings (loss) per diluted share from continuing operations(2)	$0.06	$(0.13)	$2.28	$1.87
Weighted average diluted shares(2)	72,405	72,086	72,265	71,994
(1) Including the impacts of noncontrolling interests. All items related to the disposition of Centuri are included in discontinued operations.
(2) For the three months ended September 30, 2024, consolidated loss per share contains no dilutive effect, as 206,000 shares of restricted stock units would have had an antidilutive effect for that period.
Recent Operational and Financial Highlights
•Southwest Gas Holdings completed its full separation, including the deconsolidation, of Centuri Holdings, Inc. (“Centuri”), its former subsidiary, by closing on two additional sales offerings of Centuri common stock and one

Release Date: November 5, 2025
additional private placement, with net proceeds used to repay $225 million previously outstanding on the Term Loan and the remaining balance that had been outstanding on the revolving credit facility at Southwest Gas Holdings;
•On September 22, 2025, Standard & Poor’s (“S&P”) upgraded Southwest Gas Holdings issuer and Southwest Gas Corporation (“Southwest Gas”, “Utility”, or “Natural Gas Distribution”) senior unsecured long-term debt credit ratings each to BBB+ with stable outlooks (previously BBB- and BBB, respectively, each with positive outlooks);
•Southwest Gas delivered Utility return on period-end equity of 8.3% over the 12 months ended September 30, 2025, and significant earnings growth over 3Q 2024, resulting from regulatory improvements and cost management;
•Southwest Gas achieved gross margin of $118.1 million and $546.0 million and operating margin of $274.2 million and $1.0 billion for the respective three and nine months ended September 30, 2025;
•Southwest Gas added approximately 40,000 new meter sets during the 12 months ended September 30, 2025, resulting in a 1.8% customer growth rate over the same period;
•Great Basin Gas Transmission Company recently began executing precedent agreements with shippers for its potential 2028 expansion project and is actively working to finalize outstanding agreements; and
•As of September 30, 2025, the Company had $779 million of cash on hand, and nearly $1.5 billion in available liquidity.
Earnings Reconciliation Table
The table below provides a reconciliation of net income attributable to Southwest Gas Holdings for the three and nine months ended September 30, 2025, from the same periods in 2024 (items are in millions and are before related income tax impact unless otherwise noted):

	Three Months		Nine Months
Net income attributable to Southwest Gas Holdings – September 30, 2024		$0.3		$106.4
Increase (decrease) in Southwest Gas net income:
Operating Margin(1)	26.8		92.3
Operations and maintenance expenses	(4.1)		(9.6)
Depreciation and amortization	(4.9)		(21.0)
Other income and deductions, net	(3.4)		(8.6)
Interest expense, net	(3.8)		(16.9)
Other	(1.1)		(4.1)
Income tax expense	(4.6)		(14.0)
Total increase in Southwest Gas net income		4.9		18.1
Decrease in corporate and administrative net loss		8.5		12.8
Increase in income from continuing operations		13.4		30.9
Increase in discontinued operations(2)		256.8		234.2
Net income attributable to Southwest Gas Holdings – September 30, 2025		$270.5		$371.5
Net income attributable to Southwest Gas Holdings from continuing operations – September 30, 2025		$4.2		$165.0
(1) For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see the tables later in this press release.
(2) Including the impacts of noncontrolling interests. All items related to the disposition of Centuri are included in discontinued operations.
Southwest Gas Holdings’ third quarter net income improved by $270.2 million compared to the same period in the prior year, primarily the net result of the impacts related to the Company’s sale of its remaining shares of Centuri common stock. The

Release Date: November 5, 2025
Company’s sale qualifies for reporting as discontinued operations. The resulting increase in income from discontinued operations of $256.8 million, is primarily driven by a net gain on deconsolidation of ~$278.8 million.
Southwest Gas Holdings’ net income from continuing operations was $4.2 million, representing a $13.4 million increase when compared to the third quarter of 2024. Southwest Gas’ total net income improvement of $4.9 million was driven by customer growth and regulatory improvements to operating margin, while corporate and administrative expenses also showed a significant improvement to net income during the third quarter primarily as a result of lower interest expense on debt.
Southwest Gas Holdings’ net income for the nine months ended September 30, 2025 improved by $265.1 million compared to the same period in the prior year, primarily the result of the impacts of the Company’s gain on sale of its remaining shares of Centuri common stock.
Southwest Gas Holdings net income from continuing operations for the nine months ended September 30, 2025 was $30.9 million higher than the same period in 2024, representing an improvement from $134.1 million during the same period in 2024. Southwest Gas’ net income improvement for the nine months ended September 30, 2025 of $18.1 million was driven by customer growth and rate relief improvements to operating margin, while corporate and administrative expenses also showed a significant improvement to year-to-date net income primarily as a result of lower interest expense on debt.
Southwest Gas / Natural Gas Distribution - Third Quarter 2025
In the three months ended September 30, 2025 compared to the same period in 2024, the increase in net income of $4.9 million was primarily due to:
•$26.8 million higher Operating margin primarily driven by updated rates that better align with Southwest Gas’ cost of service and capital investments across all our territories adding approximately $22.3 million of incremental margin and $1.6 million attributable to customer growth. Customer growth is reflective of approximately 40,000 first-time meter sets added during the last twelve months. The combined impacts of increases in recovery/return associated with regulatory accounts balances and the variable interest expense adjustment mechanism in Nevada also resulted in incremental margin between comparable periods.
Partially offset by:
•$4.1 million higher Operations and maintenance expense primarily attributable to increases in employee-related labor, as well as incentive compensation costs of $3.7 million. These increases were partially offset by reductions in bad debt expense and leak survey and line locating expenses;
•$4.9 million, or 7%, higher Depreciation and amortization expense reflecting a $663.4 million, or 6%, increase in average gas plant in service since the corresponding third quarter of 2024. The increase in plant was attributable to pipeline capacity reinforcement work, franchise requirements, scheduled pipe replacement activities, and new infrastructure;
•$3.4 million lower Other income (which is net of other deductions) primarily driven by a $3.0 million decrease in interest income, reflecting a reduction in carrying charges with regulatory account balances, notably a reduction in under-collected Purchased Gas Cost Adjustment (“PGA”) balances related to California when compared to the same period in 2024;
•$3.8 million higher Net interest deductions primarily due to amounts incurred on the over-collected PGA balance; and
•$4.6 million higher Income tax expense due to pre-tax income differences, the amortization of excess accumulated deferred income taxes, and corporate-owned life insurance.

Release Date: November 5, 2025
Southwest Gas / Natural Gas Distribution - Year-To-Date 2025
In the nine months ended September 30, 2025 compared to the same period in 2024, the increase in net income of $18.1 million was primarily due to:
•$92.3 million higher Operating margin primarily driven by updated rates that better align with Southwest Gas’ cost of service and capital investments across all our territories adding approximately $73.4 million of incremental margin and $9.2 million attributable to customer growth. Customer growth is reflective of approximately 40,000 first-time meter sets added during the last twelve months. Contributing to the increase is also $6.4 million related to the combined impacts of increases in recovery/return associated with regulatory account balances and $5.2 million attributable to the variable interest expense adjustment mechanism in Nevada (for which amortization is recognized in interest expense).
Partially offset by:
•$9.6 million higher Operations and maintenance expense primarily attributable to increases in employee-related labor, as well as incentive compensation costs of $5.6 million, higher insurance cost of $3.8 million, and outside services costs. These increases were partially offset by reductions in bad debt expense and leak survey and line locating expenses;
•$21.0 million, or 10%, higher Depreciation and amortization expense reflecting a $710.5 million, or 7%, increase in average gas plant in service since the corresponding third quarter of 2024, in addition to $6.4 million in higher amortization related to regulatory account balances. The increase in plant was attributable to pipeline capacity reinforcement work, franchise requirements, scheduled pipe replacement activities, and new infrastructure;
•$8.6 million lower Other income (which is net of other deductions) primarily driven by a $10.3 million decrease in interest income. This decrease was mainly driven by lower carrying charges on regulatory account balances, most notably a reduction in the under-collected PGA balance for California. Additionally, Arizona and Nevada transitioned from net under-collected balances during the beginning of 2024 to over-collected balances as of September 30, 2024, and remained over-collected for the nine month period ended September 30, 2025. Partially offsetting the decrease was a $1.6 million gain on the sale of certain miscellaneous assets;
•$16.9 million higher Net interest deductions primarily due to amounts incurred on the over-collected PGA balance, as well as the impacts of surcharges/surcredits and deferral activity related to a regulatory mechanism associated with Southwest Gas’ industrial development revenue bonds;
•$4.0 million higher Taxes other than income taxes due to an increase in property taxes across all of Southwest Gas’ jurisdictions; and
•$14.0 million higher Income tax expense due to an increase in pre-tax income compared to the prior period, the amortization of excess accumulated deferred income taxes, and COLI.
Corporate and Administrative - Third Quarter 2025
In the three months ended September 30, 2025 compared to the same period in 2024, the reduction in net loss of $8.5 million was primarily due to:
•$8.6 million lower Net interest deductions primarily driven by the repayment of the $550 million term loan ($225 million outstanding as of June 30,2025) in August of 2025.
Corporate and Administrative - Year-To-Date 2025

Release Date: November 5, 2025
In the nine months ended September 30, 2025 compared to the same period in 2024, the reduction in net loss of $12.8 million was primarily due to:
•$12.6 million lower Net interest deductions primarily driven by the repayment of the $550 million term loan in June and August of 2025.
Discontinued Operations - Third Quarter 2025
Discontinued operations includes all amounts and transactions related to the disposition of Centuri.
In the three months ended September 30, 2025 compared to the same period in 2024, the increase in net income of $256.8 million was primarily due to:
•$367.4 million gain from Centuri deconsolidation, inclusive of a $230.4 million remeasurement gain from adjusting the 30.9% retained interest to fair value as of August 11, 2025. This interest was later sold on September 5, 2025.
Partially offset by:
•$77.3 million higher income tax expense primarily related to the gain on deconsolidation of Centuri.
•$19.7 million reduction in Centuri’s pre-tax income attributable to the Company.
•$9.7 million loss from the sale of the Company’s 30.9% retained interest on September 5, 2025.
•$3.9 million higher Centuri separation related costs.
Discontinued Operations - Year-To-Date 2025
In the nine months ended September 30, 2025 compared to the same period in 2024, the increase in net income of $234.2 million was primarily due to:
•$367.4 million gain from Centuri deconsolidation, inclusive of a $230.4 million remeasurement gain from adjusting the 30.9% retained interest to fair value as of August 11, 2025. This interest was later sold on September 5, 2025.
•$2.0 million reduction in Centuri’s pre-tax loss attributable to the Company.
Partially offset by:
•$125.5 million higher income tax expense primarily related to the gain on deconsolidation of Centuri and federal and certain state income tax deconsolidation.
•$9.7 million loss from the sale of the Company’s 30.9% retained interest on September 5, 2025.

Release Date: November 5, 2025
Southwest Gas / Natural Gas Distribution Segment Guidance and Outlook:
The Company reaffirms its forward-looking guidance for Southwest Gas, with 2025 net income expected toward the top end of the range, as follows:

(in millions, except percentages)	Current Estimates
2025 Net income(1)	$ 265 - $ 275
2025 Capital expenditures in support of customer growth, system improvements, and pipe replacement programs	~$880
2025 - 2029 Net income CAGR(2)(3)	6.0% - 8.0%
2025- 2029 Capital expenditures(3)	$ 4,300
2025 - 2029 Rate base CAGR(2)(3)	6.0% - 8.0%
(1) Assumes $3 - $5 million COLI earnings
(2) Net income and rate base compound annual growth rate: base year 2025
(3) Excludes potential impacts of Great Basin Gas Transmission Company expansion opportunity
Conference Call and Webcast
Southwest Gas Holdings will host a conference call on Wednesday, November 5, 2025, at 11:00 a.m. ET to discuss its third quarter 2025 results. The associated press release and presentation slides are available at swgasholdings.com. The call will be webcast live on the Company's website at swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (800) 836-8184 or international (646) 357-8785. The webcast will be archived on the Southwest Gas Holdings website.
About Southwest Gas Holdings
Southwest Gas Holdings, Inc., through its primary operating subsidiary Southwest Gas Corporation, engages in the business of purchasing, distributing and transporting natural gas. Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company” or “Southwest Gas Holdings”) and Southwest Gas Corporation (the “Utility” or “Southwest Gas”) and their expectations or intentions regarding the future and underlying assumptions. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “potential”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “pursue”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2025 and the future, and statements regarding the Great Basin Gas Transmission Company (“Great Basin”) 2028 Expansion Project, including projected demand, capacity, capital expenditures, impacts and investment opportunity. In addition, the statements that are not historic constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company and the Utility could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate case filings, approvals and rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and similar changes and related regulatory decisions, the potential for, and the impact of, a credit rating downgrade, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, regulatory approvals for the Great Basin 2028 Expansion Project along with negotiation and execution of binding transportation service agreements and capital construction costs, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s, and Southwest Gas Corporation’s current and periodic reports, including its Quarterly Reports on Form 10-Q, filed from time to time with the Securities and Exchange Commission. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its

Release Date: November 5, 2025
website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP measures include natural gas distribution segment operating margin for the three- and nine-months ended September 30, 2025 and 2024. Management uses this non-GAAP measure internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of this measure provides investors greater transparency with respect to its results of operations and that this measure are useful for a period-to-period comparison of results. Management also believes that providing this non-GAAP financial measure helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Southwest Gas recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest Gas’ profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest Gas’ financial performance. Operating margin also forms a basis for Southwest Gas’ various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest Gas’ financial performance in a rate-regulated environment.
The Southwest Gas Holdings, Inc. tables included herein provides a reconciliation for this non-GAAP measure.
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Sean Corbett
Vice President of Investor Relations and Treasurer	Manager, Corporate Communications
Phone: (702) 364-3135	Phone: (702) 364-3310
justin.forsberg@swgas.com	corpcomms@swgas.com

Release Date: November 5, 2025
Southwest Gas Holdings, Inc. Consolidated Earnings Results
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Consolidated Operating Revenues	$316,911	$359,131	$1,459,645	$1,922,157

Net Income applicable to Southwest Gas Holdings	$270,476	$289	$371,463	$106,359

Weighted Average Common Shares - Basic	72,209	71,880	72,104	71,816

Basic earnings (loss) per share:
Continuing operations	$0.06	$(0.13)	$2.29	$1.87
Discontinued operations	3.69	0.13	2.86	(0.39)
Net earnings (loss) per share - basic	$3.75	$—	$5.15	$1.48

Diluted earnings (loss) per share:
Continuing operations	$0.06	$(0.13)	$2.28	$1.87
Discontinued operations	3.68	0.13	2.86	(0.39)
Net earnings (loss) per share - diluted	$3.74	$—	$5.14	$1.48

Reconciliation of Gross Margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$118,141	$91,650	$546,006	$471,235
Plus:
Operations and maintenance (excluding Admin & General) expense	77,012	81,616	242,538	246,071
Depreciation and amortization expense	79,073	74,153	241,703	220,663
Operating Margin	$274,226	$247,419	$1,030,247	$937,969

Release Date: November 5, 2025

Financial Statistics
Market value to book value per share at quarter end		144%
Twelve months to date return on equity	-- gas segment	8.3%
Common stock dividend yield at quarter end		3.2%
Customer to employee ratio at quarter end (gas segment)		931 to 1

Southwest Gas Information
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona(1)	$3,175,484	7.03%	9.84%
Southern Nevada(2)	1,780,756	7.00	9.50
Northern Nevada(2)	227,060	7.01	9.50
Southern California(3)	285,691	8.02	11.16
Northern California(3)	92,983	7.91	11.16
South Lake Tahoe(3)	56,818	7.91	11.16
Great Basin Gas Transmission Company(4)	190,988	8.17	11.95
Total/Weighted Average	$5,809,780	7.13%	9.89%
(1) Effective March 2025.
(2) Effective April 2024.
(3) Authorized returns updated effective January 1, 2024, due to an Automatic Rate of Return Trigger Mechanism.
(4) Estimated amounts based on 2024 rate case settlement.

Southwest Gas System Throughput by Customer Class
	Nine Months Ended September 30,
(In dekatherms)	2025	2024
Residential	56,738,429	59,302,419
Small commercial	24,717,055	24,960,189
Large commercial	8,364,202	8,196,460
Industrial / Other	3,919,499	4,226,423
Transportation	66,068,005	69,946,232
Total system throughput	159,807,190	166,631,723

Heating Degree Day Comparison
Actual	1,111	1,241
Ten-year average	1,232	1,212
Heating degree days for prior periods have been recalculated using the current period customer mix.